NEWS RELEASE

For Immediate Release                  Contact:         William W. Sherertz
                                                        President and
                                                        Chief Executive Officer

                                     Telephone:         (503) 220-0988


                         BARRETT BUSINESS SERVICES, INC.
                              ANNOUNCES STEP UP TO
                            NASDAQ'S NATIONAL MARKET

     PORTLAND,  OREGON, July 15, 2004 - Barrett Business Services, Inc. (Nasdaq:
BBSI) has received approval from The Nasdaq Stock Market for its common stock to be traded on the National Market rather than the SmallCap Market, where the stock has traded since June 20, 2001. The step up to the National Market will be effective as of the open of regular trading on Monday, July 19, 2004 and the Company's shares will continue to trade under the symbol BBSI.

     BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

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